Exhibit 5.1

August 28, 2009

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, MA 02142

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $250,000,000 aggregate amount of any of the following: (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”), and attached common stock purchase rights (the “Rights”); (ii) the Company’s preferred stock, $0.01 par value (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); and (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company, (v) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock or shares of the Preferred Stock at a future date; (vi) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either debt securities, warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock, the Preferred Stock or other securities of the Company under Stock Purchase Contracts (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein collectively as the “Securities”). The terms of the Rights are as set forth in the Company’s Rights Agreement, dated as of January 30, 2009, between the Company and American Stock Transfer and Trust Company, as Rights Agent. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

Molecular Insight Pharmaceuticals, Inc.

August 28, 2009

As counsel to the Company in connection with the proposed potential issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Organization and Amended and Restated Bylaws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) one or more Prospectus Supplements, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) all Debt Securities will be issued under one or more indentures substantially in the forms of indentures filed as exhibits to the Registration Statement, and any amendment or supplement thereto (the “Indentures”), between the Company and the bank or trust company identified as the trustee with respect to such Debt Securities; (v) the Indentures and any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indentures will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (vi) a Form T-1 will be filed with the SEC with respect to the trustee executing the Indentures and any supplemental indenture to the Indentures; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Articles of Organization, as amended, and not otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1. At such time as all of the following shall have occurred, the shares of Common Stock offered under the Registration Statement will be validly issued, fully paid and nonassessable:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of such shares of Common Stock; and

Molecular Insight Pharmaceuticals, Inc.

August 28, 2009

b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. The Rights attached to the Common Stock, when issued pursuant to the Rights Agreement, will be validly issued.

3. At such time as all of the following shall have occurred, the shares of Preferred Stock offered under the Registration Statement will be validly issued, fully paid and nonassessable:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b. Articles of Amendment to the Company’s Restated Articles of Organization, as amended, with respect to any such established voting powers, designations, preferences and relative participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock shall have been filed with the Secretary of Commonwealth of the Commonwealth of Massachusetts in the form and manner required by law; and

c. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Molecular Insight Pharmaceuticals, Inc.

August 28, 2009

4. At such time as all of the following shall have occurred, the Debt Securities will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b. The terms of such Debt Securities and of their issuance and sale shall have been established in conformity with the applicable underlying Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable underlying Indenture; and

d. Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. At such time as all of the following shall have occurred, the Warrants will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a. The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

Molecular Insight Pharmaceuticals, Inc.

August 28, 2009

c. Any such warrant agreements shall have been duly executed and delivered;

d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

6. At such time as all of the following shall have occurred, any Stock Purchase Contracts and Stock Purchase Units subsequently offered under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of such Stock Purchase Contracts and the documents, including any agreements, evidencing and used in connection with the sale of such Stock Purchase Units, and to authorize the sale of such Stock Purchase Contracts and Stock Purchase Units;

b. The terms of such Stock Purchase Contracts and Stock Purchase Units and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d. Such Stock Purchase Contracts and Stock Purchase Units shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

Molecular Insight Pharmaceuticals, Inc.

August 28, 2009

This opinion letter is provided to you for your benefit solely with regard to the Registration Statement, may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP